REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	53-0261100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6110 Executive Boulevard

Suite 800

Rockville, Maryland 20852

(301) 984-9400

(Address, including zip code, and telephone number of Registrant’s principal executive offices)

Ms. Sara Grootwassink

Chief Financial Officer

6110 Executive Boulevard

Suite 800

Rockville, Maryland 20852

(301) 984-9400

(Name, address, including zip code, and telephone number of agent for service)

The Commission is requested to send copies of all communications to:

Jeffrey E. Jordan, Esq.	Catherine S. Gallagher, Esq.
Arent Fox Kintner Plotkin & Kahn, PLLC	Vinson & Elkins L.L.P.
1050 Connecticut Avenue, N.W.	1455 Pennsylvania Avenue, N.W.
Washington, D.C. 20036	Washington, D.C. 20006
(202) 857-6473	(202) 639-6544

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-81913

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE
5.25% Senior Notes due January 15, 2014	$14,833,375	$1,200.05

(1)	Estimated pursuant to Rule 457(o) solely for purposes of calculating the registration fee.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-81913) filed with the Securities and Exchange Commission on June 30, 1999, as amended on July 14, 1999, which was declared effective by the Commission on July 15, 1999, and amended on a post-effective basis on March 12, 2003, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-81913 are incorporated herein by reference into, and shall be deemed a part of, this Registration Statement, except the following which are filed herewith.

EXHIBIT NO.	EXHIBIT

5.1	Opinion of Arent Fox Kintner Plotkin & Kahn, PLLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Argy, Wiltse & Robinson, P.C.

23.3	Consent of Arent Fox Kintner Plotkin & Kahn, PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of Registration Statement)

25.1	Statement of eligibility and qualification on Form T-1 of J.P. Morgan Trust Company, National Association, as Senior Indenture Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Washington Real Estate Investment Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 pursuant to Rule 462(b) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on December 8, 2003.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ Edmund B. Cronin, Jr.

Edmund B. Cronin, Jr. Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Edmund B. Cronin, Jr. and Sara Grootwassink, and each of them, his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the SEC hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and dates indicated.

SIGNATURE	TITLE	DATE

/s/ Edmund B. Cronin, Jr. Edmund B. Cronin, Jr.	Chairman, President and Chief Executive Office	December 8, 2003

/s/ John M. Derrick, Jr. John M. Derrick, Jr.	Trustee	December 8, 2003

/s/ Clifford M. Kendall Clifford M. Kendall	Trustee	December 8, 2003

/s/ John P. McDaniel John P. McDaniel	Trustee	December 8, 2003

Charles T. Nason	Trustee	December , 2003

/s/ David M. Osnos David M. Osnos	Trustee	December 8, 2003

Susan J. Williams	Trustee	December , 2003

/s/ Sara Grootwassink Sara Grootwassink	Chief Financial Officer	December 8, 2003

/s/ Laura Franklin Laura Franklin	Senior Vice President Accounting and Administration (chief accounting office)	December 8, 2003

EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-3

EXHIBIT NO.	EXHIBIT

5.1	Opinion of Arent Fox Kintner Plotkin & Kahn, PLLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Argy, Wiltse & Robinson, P.C.

23.3	Consent of Arent Fox Kintner Plotkin & Kahn, PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of Registration Statement)

25.1	Statement of eligibility and qualification on Form T-1 of J.P. Morgan Trust Company, National Association, as Senior Indenture Trustee